EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Class A common stock, par value $0.001 per share, and Class C common stock, par value $0.001 per share, of Corporate Property Associates 18 - Global Incorporated, a corporation organized and existing under the laws of Maryland, and further agree that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of June 18, 2021.

W. P. Carey Inc.

By:	/s/ Susan C. Hyde
	Name:	Susan C. Hyde
	Title:	Corporate Secretary

WPC Holdco LLC By: W. P. Carey Inc., its sole member
By:	/s/ Susan C. Hyde
	Name:	Susan C. Hyde
	Title:	Corporate Secretary

Carey Asset Management Corp.
By:	/s/ Susan C. Hyde
	Name:	Susan C. Hyde
	Title:	Corporate Secretary

Carey REIT II, Inc. By: WPC REIT Merger Sub Inc., its sole stockholder
By:	/s/ Susan C. Hyde
	Name:	Susan C. Hyde
	Title:	Corporate Secretary

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